Exhibit 10.11

                                                                Conformed Copy
                                                                --------------

            THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT dated as of August 2, 2004 (this "Amendment "), is made among FORTRESS BROOKDALE ACQUISITION LLC, a Delaware limited liability company ("FBA"), PROVIDENT SENIOR LIVING TRUST, a Maryland real estate investment trust ("Acquiror"), and BLC SENIOR HOLDINGS, INC., a Delaware corporation ("Indemnitor").


                                  WITNESSETH

            WHEREAS FBA, Acquiror and Indemnitor are parties to that certain Stock Purchase Agreement dated June 18, 2004 (the "Agreement"); and

            WHEREAS the parties hereto desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, the parties to this Agreement agree as follows:

            Section 1.01. Amendments. The Agreement is hereby amended as follows:

            (a) Section 2.03 is hereby amended by adding the following text to the end of such section:

      "To the extent Seller is not a "United States Person" within the meaning of Section 1445 of the Code, Acquiror shall be permitted to withhold from Seller any amounts required by Law and such amounts shall be treated as having been paid to Seller for all purposes of this Agreement."

            (b) Section 2.05 is hereby amended by (i) inserting "; Purchase Price Deposit" at the end of the heading of such section, (ii) inserting the text "(a)" immediately prior to the first sentence of such section, and then replacing the reference to "Seller" in such subsection (a) with "FBA", and
(iii) adding Section 2.05(b) which shall provide as follows:

            "(b) Upon the consummation of the Private Placement, Acquiror shall advance or cause to be advanced to FBA cash in an amount equal to $67,500,000 as a good faith, refundable deposit to be applied at the Closing against the Purchase Price (the "Purchase Price Deposit"). If, prior to the Closing, Seller or its Affiliates sell or otherwise dispose of any Acquiror Securities acquired by Seller on the date hereof (such shares so sold or disposed, "Disposed Securities"), then cash in the amount of the gross proceeds of such sale or disposition (but not exceeding the initial purchase price paid by FBA for such Disposed Securities) shall be remitted to Acquiror promptly after such sale or disposition and the Purchase Price Deposit shall be reduced by a corresponding amount. If the transactions contemplated by this Agreement are terminated for any reason prior to the Closing, Seller shall concurrently with such termination refund to Acquiror the balance of the Purchase Price Deposit; provided, however, that Seller's obligation to refund the balance of the Purchase Price Deposit will be satisfied in full upon delivery to Acquiror of (x) any Acquiror Securities acquired by Seller on the date hereof which are then held by Seller and its Affiliates and (y) cash equal to (A) the sum of (i) any gross proceeds not remitted to Acquiror as provided above in respect of Disposed Securities and (ii) the amount, if any, by which the aggregate initial purchase price paid by FBA for Disposed Securities exceeds the aggregate gross proceeds received by Seller and its Affiliates for Disposed Securities, less (B) dividends or other distributions, if any, declared on the Acquiror Securities delivered to Acquiror in accordance with clause (x) above, and Acquiror shall have no other recourse against Seller with respect to its obligation to refund the Purchase Price Deposit."

            (c) Section 2.06(a) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(a) Acquiror shall pay to Seller (i) a net amount (the "Closing Amount") equal to the Final Purchase Price, less the then current balance of the Purchase Price Deposit, less the Pay-off Amount, and (ii) the Amendment Costs (as such term is defined herein), by wire transfer of immediately available funds to an account designated in writing by Seller at least three (3) Business Days prior to the Closing Date;"

            (d) The reference to "Seller" in Section 2.06(c) is hereby deleted.

            (e) The reference to "Seller" in clause (i) of Section 2.06(e) is hereby deleted, and "Indemnitor" is hereby inserted in lieu thereof.

            (f) Section 2.06(e)(ii) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(ii) an affidavit, in accordance with the Foreign Investment in Real Property Tax Act, confirming whether Seller is a "United States Person" within the meaning of Section 1445 of the Code;"

            (g) The text "Seller and" in clause (i) of Section 2.06(f) is hereby deleted.

            (h) Each of the references to "Seller" in the introductory paragraph of Article III and Sections 3.01(a), 3.13(a), 3.19(h), 3.23 and 3.24 is hereby deleted, and "FBA" is hereby inserted in lieu thereof in each case.

            (i) Section 3.13(b) is hereby amended by adding the text "that will not have been assumed by Indemnitor" immediately prior to the text "with respect to" in clause (iii) of such section.

            (j) The reference to "limited liability company" in the sixth sentence of Section 3.03(a) is hereby deleted.

            (k) Section 3.26 is hereby amended by adding the following proviso to the end of the first sentence of such section:


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


            "; provided, however, that the information set forth in Schedule
      3.26 with respect to the ownership structure of FBA and the Company may change prior to the Closing Date as described in Section 5.16 hereof."

            (l) Section 4.06 is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "Section 4.06. Financial Ability. Acquiror intends to finance the Final Purchase Price, in part, by issuing stock in Acquiror pursuant to a private placement transaction (the "Private Placement"). Subject to receipt of net proceeds of at least $400,000,000 upon the consummation of the Private Placement, Acquiror will have, at the Closing, the financial ability to consummate the transactions contemplated by this Agreement."

            (m) Each of the references to "Seller" in Section 4.07, other than the last such reference therein, is hereby deleted, and the text "FBA, the Selling Stockholders" is hereby inserted in lieu thereof in each case. The text "each of Seller or Indemnitor" at the end of the penultimate sentence of
Section 4.07 is hereby deleted, and the text "any of them" is hereby added in lieu thereof.

            (n) The reference to "Seller" in Section 4.09 is hereby deleted, and "FBA" is hereby added in lieu thereof.

            (o) The first reference to "Seller" in Section 5.13 is hereby deleted, and "FBA" is hereby added in lieu thereof. Each of the other references to "Seller" in Section 5.13 is hereby deleted, and "Indemnitor" is hereby added in lieu thereof in each case.

            (p) The Agreement is hereby amended by adding Section 5.16, which section shall provide as follows:

            "Section 5.16. Seller Liquidation. (a) The parties hereto understand and agree that (i) FBA may be dissolved and liquidated prior to the Closing Date (a "Seller Liquidation"), or (ii) Fortress Registered Investment Trust, a Delaware business trust ("FRIT") and Fortress Brookdale Investment Fund LLC, a Delaware limited liability company ("FBIF") may redeem their interests in Seller (a "Seller Redemption"). Upon a Seller Liquidation, the Shares will be distributed to the Selling Stockholders as the sole members of FBA and concurrently with such Seller Liquidation, each of the Selling Stockholders shall jointly agree, pursuant to a written instrument in form and substance satisfactory to Acquiror, to be bound by the provisions of this Agreement, other than the provisions of Article III hereof, as "Seller". Upon a Seller Redemption, a number of Shares shall be distributed to FRIT and FBIF or Affiliates thereof equal to their percentage membership interests in FBA immediately prior to such Seller Redemption, and concurrently therewith each of the Selling Stockholders (other than FBA) shall jointly agree, pursuant to a written instrument in form and substance satisfactory to Acquiror, to be bound by the provisions of this Agreement, other than the provisions of Article III hereof, as "Seller".

            (b) In the event of a Seller Liquidation or a Seller Redemption, the parties hereto agree to amend prior to Closing the form of the Agreement Regarding Leases,


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


      including Sections 6 and 33(d) thereof (which amendment shall state that upon a Seller Liquidation or a Seller Redemption, the Selling Stockholders or a designee thereof may post the security deposit required thereby), the form of Property Lease, including Section 15(a) thereof, and any other Transaction Agreements set forth in Exhibits B through E hereto, in each case as the parties hereto may reasonably agree is necessary in order to give effect to such Seller Liquidation or a Seller Redemption, as applicable.

            (c) In the event of a Seller Redemption or a Seller Liquidation, the parties hereto agree to execute an appropriate amendment to the Tax Matters Agreement. Such amendment, shall provide, without limitation, each of the Selling Stockholders, other than FBA, the right to assign their obligations under the Tax Matters Agreement to a limited liability company wholly owned by such Selling Stockholder, which limited liability company shall be liable to the same extent that FBA is liable under the Tax Matters Agreement in the same proportion as the interest held by such Selling Stockholder in FBA immediately prior to the Seller Redemption or the Seller Liquidation. In the event of a Seller Redemption, FBA shall be liable under the Tax Matter Agreement in the proportion of 100% less the interests redeemed in the Seller Redemption.

            (d)   The parties hereby agree that the intent of this Section
      5.16 is to enable Seller to elect to redeem, promptly following the Closing, all of the Units acquired pursuant to the terms of the Unit Subscription Agreement for common shares of beneficial interest of Acquiror or, at Acquiror's election, for cash, in accordance with the terms of the Units so that rents received from Indemnitor and its Subsidiaries pursuant to the terms of the Agreement Regarding Leases and the Property Leases (as such term is defined in the Agreement Regarding Leases) may be treated as "rents from real property" within the meaning of Code Section 856(d). Accordingly, Seller and Acquiror hereby agrees that the intent of this Section 5.16 shall be effectuated through either
      (1) a Seller Liquidation, (2) a Seller Redemption or (3) a sale of all or a portion of the common shares of beneficial interest of Acquiror acquired by FBA in the Private Placement, in each case prior to or concurrently with the Closing. Each party further agrees that it shall use its reasonable best efforts and cooperate with each other party to effectuate the intent of this Section 5.16, by completing no later than the Closing one of the alternative transactions described in the preceding sentence in a manner that would enable all of the Units to be redeemed for common shares of beneficial interest of Acquiror or, at Acquiror's election, for cash (which cooperation shall include, in the case of a Seller Liquidation, the waiver by Acquiror, as the sole member of the General Partner of PSLT OP, L.P., of Health Partners' obligation to make the representation that it is a "United States person" as required by Section 3.3B(iii) of the Amended and Restated Agreement of Limited Partnership of PSLT OP, L.P.)."

            (q) The Agreement and the form of Agreement Regarding Leases are each hereby amended by adding Section 5.17 and, with such changes as necessary to conform defined terms, Section10(d), respectively, which sections shall provide as follows:

      "Indemnitor hereby represents, warrants and covenants that, so long as the Selling Stockholders own collectively, whether directly or indirectly pursuant to Section 318 of


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


      the Code, as modified by Code Section 856(d)(5), ten percent (10%) or more (by vote or value) of the shares of beneficial interest of Acquiror, each of the direct and indirect subsidiary entities of Indemnitor which leases, directly or indirectly, any property owned, directly or indirectly, by the Company, has been and will continue to be treated as a disregarded entity of Indemnitor for federal income tax purposes. Indemnitor further agrees that this covenant shall survive any liquidation or dissolution of FBA."

            (r) Section 6.01(f) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(f) Proceeds from Private Placement. The Private Placement has been consummated and has resulted in net proceeds to Acquiror of at least $400,000,000."

            (s) Section 6.02(a) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(a) Representations and Warranties; Covenants. (i) The representations and warranties of Indemnitor contained in this Agreement are true and correct (without giving effect to any limitations as to materiality) as of the Closing as if made on the Closing Date (other than representations and warranties made as of another date, which representations and warranties were true and correct as of such date), except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect, and either
      (x) if a Seller Liquidation has occurred prior to the Closing, the representations and warranties of FBA contained in this Agreement are true and correct (without giving effect to any limitations as to materiality) as of the date of the Seller Liquidation as if made on such date (other than representations and warranties made as of another date, which representations and warranties were true and correct as of such date), except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect or (y) if a Seller Liquidation has not occurred or if a Seller Redemption has occurred, in each case, prior to the Closing, the representations and warranties of FBA contained in this Agreement are true and correct (without giving effect to any limitations as to materiality) as of the Closing as if made on the Closing Date (other than representations and warranties made as of another date, which representations and warranties were true and correct as of such date), except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect; (ii) the covenants contained in this Agreement to be complied with by FBA, the Selling Stockholders and Indemnitor on or before the Closing have been complied with in all material respects; and (iii) Acquiror has received a certificate dated the Closing Date of Seller and Indemnitor to such effect signed by a duly authorized senior executive officer of each of Seller and Indemnitor."

            (t) The text "Seller or" in clause (i) of Section 2.06(g) is hereby deleted.

            (u) Section 6.02(h) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(h) Proceeds from Private Placement. The Private Placement has been consummated and has resulted in net proceeds to Acquiror of at least $400,000,000."

            (v) Section 7.01(f) is hereby amended by adding the following text immediately prior to the period at the end of such section:

            ", or if Acquiror or PSLT OP, L.P breaches in any material respect their respective covenants in Section 6 of the Unit Subscription Agreement"

            (w) The reference to "Seller and its Affiliates" in clause (i) of Section 7.05 is hereby deleted, and the text "FBA, the Selling Stockholders and their respective Affiliates" is hereby added in lieu thereof.

            (x) The reference to "Seller" in clause (ii) of Section 8.01(b) is hereby deleted, and "FBA" is hereby added in lieu thereof.

            (y) The reference to "Seller" in Section 8.02(a) is hereby deleted, and the text "FBA, the Selling Stockholders" is hereby added in lieu thereof.

            (z) The reference to "Seller, Capital Z Financial Services Fund II, L.P." in clause (i) of Section 8.08 is hereby deleted, and "FBA, the Selling Stockholders" is hereby added in lieu thereof. The text "Seller from its agreements" in clause (ii) of the proviso to Section 8.08 is hereby deleted, and the text "FBA or the Selling Stockholders from their respective agreements" is hereby added in lieu thereof.

            (aa) Each of the references to "Seller" in Section 10.02 is hereby deleted, and "Indemnitor" is hereby added in lieu thereof in each case. In addition, the following proviso is hereby added to the end of Section 10.02:

      "Notwithstanding anything in this Agreement to the contrary, all costs and expenses incurred by FBA (including those reasonably incurred by its members), the Selling Stockholders, the Company and any Company Subsidiary relating to this Amendment and the consummation of the transactions contemplated thereby (the "Amendment Costs") shall be paid by Acquiror in immediately available funds to the Seller at Closing. No Amendment Costs are deemed to be included in the Purchase Price or the Final Purchase Price."

            (bb) Section 10.07 is hereby amended by adding immediately after the reference to "the Closing" and immediately prior to the semicolon in the first sentence of such section, the following text:

      "and FBA may assign any or all of its rights hereunder to the Selling Stockholders upon a Seller Liquidation or Seller Redemption."

            Section 1.02.  Exhibit A.


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


            (a) Exhibit A to the Agreement is hereby amended by deleting the definition of Seller, and adding the following in lieu thereof:

            "Seller" means (i) prior to the Seller Liquidation, FBA, and (ii) upon and after a Seller Liquidation or Seller Redemption, collectively, the Selling Stockholders."

            (b) Exhibit A to the Agreement is hereby amended to add the following definitions:

            "Acquiror Securities" means, collectively, 2,675,623 common shares of beneficial interest of Acquiror, the Units and any common shares of beneficial interest of Acquiror issued in redemption of the Units.

            "Amendment Costs" has the meaning specified in Section 10.02.

            "Disposed Securities" has the meaning specified in Section
      2.05(b).

            "FBA" means Fortress Brookdale Acquisition LLC, a Delaware limited liability company.

            "FBIF" has the meaning specified in Section 5.16.

            "FRIT" has the meaning specified in Section 5.16.

            "Health Partners" means Health Partners, a Bermuda exempt partnership.

            "Purchase Price Deposit" has the meaning specified in Section
      2.05(b).

            "Seller Liquidation" has the meaning specified in Section 5.16.

            "Seller Redemption" has the meaning specified in Section 5.16.

            "Selling Stockholders" collectively means: (i) in the event of a Seller Liquidation, FRIT, FBIF, Health Partners and Mark J. Schulte or the respective Affiliates thereof; provided, however, that if any such Person has transferred any Shares received upon such liquidation to an Affiliate prior to Closing, such Affiliate shall be deemed to be a "Selling Stockholder" in lieu of such transferee; and (ii) in the event of a Seller Redemption, (A) FBA and (B) FRIT, FBIF or the respective Affiliates thereof; provided, however, that if either of FRIT or FBIF has transferred any Shares received upon such liquidation to an Affiliate prior to Closing, such Affiliate shall be deemed to be a "Selling Stockholder" in lieu of such transferee. Each Selling Stockholder shall execute the joinder to this Agreement contemplated by
      Section 5.16 hereof upon receiving any Acquiror Securities.

            "Units" means 1,824,377 units of limited partnership of PSLT OP, L.P., a Delaware limited partnership.

            "Unit Subscription Agreement" means that certain Unit Subscription Agreement, dated as of August 2, 2004, executed by FBA, PSLT OP, L.P. and Acquiror.

            Section 1.03. Company Disclosure Schedule. Schedules 3.04(a) and 3.04(b) are hereby amended by adding the following:

            "Consent of Ventas Inc."

            Section 1.04. No Other Amendment or Waiver. Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect and the parties hereto make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder.

            Section 1.05. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF SUCH AGREEMENTS TO THE LAWS OF ANOTHER JURISDICTION.

            Section 1.06. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.


                           [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.



                              FORTRESS BROOKDALE ACQUISITION LLC,
                              a Delaware limited liability company



                               By:             /s/ Randal A. Nardone
                                  --------------------------------------------
                                  Name:   Randal A. Nardone
                                  Title:  Secretary



                              BLC SENIOR HOLDINGS, INC.,
                              a Delaware corporation



                               By:                    /s/ Mark J. Shulte
                                  --------------------------------------------
                                  Name:   Mark J. Shulte
                                  Title:  Chairman, Chief Executive Officer



                              PROVIDENT SENIOR LIVING TRUST,
                              a Maryland real estate investment trust



                               By:             /s/ Darryl W. Copeland, Jr.
                                  --------------------------------------------
                                  Name:   Darryl W. Copeland, Jr.
                                  Title:  Chief Executive Officer